ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100108781-58
	Filing Date and Time 02/22/2010 12:15 PM
	Entity Number E0076402010-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Corridor Ventures II Acquisition Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CSC Services of Nevada, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 210,000,000 Par value per share: $ 0.001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) David K. Waldman
Name

Street Address	City	State	Zip Code
995 Orion Court	Merrick	NY	11566

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which corporations may be organized in the State of Nevada.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

David K. Waldman
Name

X [signature]
Incorporator Signature

Address	City	State	Zip Code
995 Orion Court	Merrick	NY	11566

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

CSC Services of Nevada, Inc.
X By: C. Wordgt

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 2/22/10

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

CORRIDOR VENTURES II ACQUISITION CORP.

THE UNDERSIGNED, for the purpose of forming a corporation for the transaction of business and the promotion and conduct of objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, does make, record and file these Articles of Incorporation, in writing, and does hereby certify:

ARTICLE I
NAME

The name of the corporation is Corridor Ventures II Acquisition Corp. (hereinafter, the "Corporation").

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE III
AUTHORIZATION TO ISSUE CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 200,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.001 per share.

All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Full-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE IV
GOVERNING BOARD

The members of the governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be set forth in the bylaws of the Corporation. The initial board of directors shall consist of 1 member, David K. Waldman, whose address is 995 Orion Court, Merrick, NY 11566.

ARTICLE V
INCORPORATOR

The name and address of the Incorporator signing these Articles of Incorporation, who is over the age of eighteen (18) years, is David K. Waldman, 995 Orion Court, Merrick, NY 11566.

ARTICLE VI
RESIDENT AGENT

The name and address of the Corporation's Resident Agent in the State of Nevada is CSC Services of Nevada, Inc., 502 East John Street, Carson City, NV 89706.

ARTICLE VII
INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE VIII
LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE X
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 22nd day of February, 2009.

David K. Waldman,
sole incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CORRIDOR VENTURES II ACQUISITION CORP.**, did on February 22, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 23, 2010.

ROSS MILLER
Secretary of State

Certified By: Diana Speltz
Certificate Number: C20100222-2311
You may verify this certificate online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: **You may now file your initial or annual list online at www.nvsos.gov**

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION – Effective October 1, 2009, filing and payment of the State Business License will be processed by the Secretary of State's office. Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200. Those holding a current State Business License may receive a proration credit for the unexpired portion of their current State Business License.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *NAME* and *FILE NUMBER* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The name and address of the *REGISTERED AGENT and OTHER* names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether *MANAGER or MANAGING MEMBER* is being listed.
4. If qualified for the statutory exemption from the State Business License, enter the applicable code in the area provided. If you have a current State Business License, enter the expiration date in the area provided for proper proration of business license fees.
5. The *SIGNATURE*, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.
6. Completed *FORM, FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

The filing fee for an initial list is $125.00, in addition to the State Business License. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $75.00 fee.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:
Regular and Expedited Filings

Secretary of State
Status Division
202 North Carson Street
Carson City NV 89701-4201
Phone: 775-684-5708
Fax: 775-684-7123

SATELLITE OFFICES:
Expedited Filings Only

Secretary of State – Las Vegas
Commercial Recordings Division
555 East Washington Ave, Suite 5200
Las Vegas NV 89101
Phone: 702-486-2880
Fax: 702-486-2888

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

CORRIDOR VENTURES II ACQUISITION CORP.

E0076402010-4

NAME OF CORPORATION

FOR THE FILING PERIOD OF FEB, 2010 TO FEB, 2011. Due by Mar 31, 2010

100101

"YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov"

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

CSC SERVICES OF NEVADA, INC.
502 EAST JOHN STREET
CARSON CITY NV 89706

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. List fee is $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

FILING FEE: : $125.00 LATE PENALTY: : $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: ______

☐ Month and year your State Business License expires: ____ 20____

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes

001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ______________________

Signature of Officer

Title ______ Date ______